                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                               HUDSON HOTELS
                                    CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                      2001
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                           HUDSON HOTELS CORPORATION
                            300 BAUSCH & LOMB PLACE
                              ROCHESTER, NY 14604

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 2001 Annual Meeting of Shareholders of Hudson Hotels Corporation (the "Company") will be held at The Brookwood Inn, 800 Pittsford-Victor Road, Pittsford, New York 14534 on Thursday, June 14, 2001 at 10:00 a.m. local time, for the following purposes:

    1. To elect five (5) directors for a term of one (1) year or until their successors have been elected and qualified.

    2. To consider and act upon a proposal to appoint Bonadio & Co., LLP as the Company's independent public accountants for the year ending
       December 31, 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    Shareholders of record at 5:00 p.m. Eastern Daylight Time on April 27, 2001, are entitled to notice of and to vote at the meeting. Each shareholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the meeting may withdraw his or her proxy in writing and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors

                                          Alan S. Lockwood
                                          Secretary

April 27, 2001

                                      2001
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                           HUDSON HOTELS CORPORATION
                            300 BAUSCH & LOMB PLACE
                              ROCHESTER, NY 14604

                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Hudson Hotels Corporation, a New York corporation having its principal executive offices at 300 Bausch & Lomb Place, Rochester, New York 14604 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 2001 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the Brookwood Inn, 800 Pittsford-Victor Road, Pittsford, New York 14534 on Thursday, June 14, 2001, at 10:00 a.m., local time, and at any and all adjournments of the Annual Meeting.

    This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about April 30, 2001.

VOTING SECURITIES

    As of April 27, 2001, the record date for the Annual Meeting, there were 2,749,527 of the Company's common shares, par value $.001 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each Common Share registered in the name of the shareholder. A majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

    Under the law of New York, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

    The enclosed proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the five director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, a signed proxy will be voted FOR each proposal described herein. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth as of April 25, 2001, the name and address of each director and executive officer who owns shares of Common Stock and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock and the number of shares owned by all directors and executive officers of the Company, as a group, together with the respective percentage holdings of each such person.

        NAME AND ADDRESS                   AMOUNT AND NATURE OF                         PERCENT OF
       OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)(2)                     CLASS (1)(2)
---------------------------------  ------------------------------------                ------------
E. Anthony Wilson................  431,514              (3)                                14.50%
300 Bausch & Lomb Place
Rochester, New York 14604

Bruce Sahs.......................  51,953               (4)                                 1.85%
300 Bausch & Lomb Place
Rochester, New York 14604

Ralph L. Peek....................  193,768              (5)                                 6.91%
300 Bausch & Lomb Place
Rochester, New York 14604

Richard C. Fox...................  73,598               (6)                                 2.67%
20 North Union Street
Rochester, New York 14607

Alan S. Lockwood.................  34,661               (7)                                 1.26%
7291 Dennisport Lane
Victor, New York 14564

Ted Filer........................  6,000                (8)                                 0.22%
31 Beach Flint Way
Victor, New York 14564

LIVA & Co., f/b/o................  151,633              (9)                                 5.35%
The Q-Tip Trust of
Jennifer L. Ansley
The Chase Manhattan Bank, N.A.
Rochester, New York

Richard E. Sands.................  496,793              (10)                                18.1%
300 Willowbrook Office Park
Fairport, NY 14450

Robert S. Sands..................  231,115              (10)                                 8.4%
300 Willowbrook Office Park
Fairport, NY 14450

CWC Partnership-I................  230,793              (10)                                 8.4%
300 Willowbrook Office Park
Fairport, NY 14450

RHD Capital Ventures LLC.........  555,556              (10)                                20.2%
300 Willowbrook Office Park
Fairport, NY 14450

All directors and executive                             (1),(2),(3),(4),(5),(6),(7),(8)          %
  officers as a group (6           746,867                                                 24.16
  persons).......................

------------------------

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and investment power with respect to all shares beneficially owned.

(2) Does not give effect to 318,125 shares reserved for issuance upon the exercise of outstanding warrants issued to non-affiliates.

(3) Includes 34,002 shares owned by Wilson Enterprises, L.P. and 10,625 shares issuable upon exercise of non-qualified stock options granted to Wilson Enterprises, L.P. of which Mr. Wilson is a general partner, and which option shares Mr. Wilson has the right to acquire within 60 days. Also includes an aggregate of 216,667 shares issuable upon exercise of non-qualified stock options granted to E. Anthony Wilson, which shares Mr. Wilson has the right to acquire within 60 days.

(4) Includes an aggregate of 51,667 shares issuable upon exercise of non-qualified stock options granted to Mr. Sahs, which shares Mr. Sahs has the right to receive within 60 days.

(5) Includes 42,365 shares owned beneficially and of record by Patricia L. Peek, wife of Mr. Peek, ownership of which shares Mr. Peek specifically disclaims. Includes 6,000 shares owned by Kacey L. Peek, Mr. Peek's daughter under the Uniform Gifts to Minors Act. Includes 34,002 shares by Wilson Enterprises, L.P. and 10,625 shares issuable upon exercise of a non-qualified stock option granted to Wilson Enterprises, L.P. of which Ralph L. Peek is a general partner, and an aggregate of 42,334 shares issuable upon exercise of non-qualified stock options granted to Ralph L. Peek, which shares Mr. Peek has the right to acquire within 60 days.

(6) Includes 14,333 shares owned by Wendy's Restaurants of Rochester, Inc. and 13,333 shares owned by JV Renard & Company, Inc. Includes 9,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Fox as a director of the Company, which shares Mr. Fox has the right to acquire within sixty (60) days; does not include 6,000 shares issuable upon exercise of the option, which shares have not yet vested.

(7) Includes 9,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Lockwood as a director of the Company, which shares
    Mr. Lockwood has the right to acquire within sixty (60) days; does not include 6,000 shares issuable upon exercise of the option, which shares have not yet vested. Also includes 20,000 shares owned outright by, and 2,222 shares issuable upon exercise of a non-qualified stock option granted to, 900 Midtown Investments, an investment partnership of which Mr. Lockwood is managing partner.

(8) Includes 6,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Filer as a director of the Company, which shares Mr. Filer has the right to acquire within sixty (60) days; does not include 9,000 shares issuable upon exercise of the option, which shares have not yet vested.

(9) Includes 82,489 shares issuable upon conversion of the Company's Series A Preferred Stock, which the Trust has the right to receive within 60 days. Does not include an aggregate of 13,213 shares held by trusts for the children of Loren G. Ansley, or 15,752 shares reserved for issuance upon conversion of 15,752 Series A Preferred Shares held by those trusts.

(10) As reflected on Schedule 13D (Amendment No. 5) dated April 12, 2001 and filed April 23, 2001. These shareholders as a group own 46.7% of the outstanding common stock of the Company.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    As of April 20, 2001 the directors and executive officers of the Company were as follows:

NAME                                       AGE                            POSITION
----                                     --------   -----------------------------------------------------
E. Anthony Wilson......................     56      Chairman of the Board of Directors, President, Chief
                                                    Executive Officer, and Director

Bruce A. Sahs..........................     56      Executive Vice President and Chief Operating Officer

Ralph L. Peek..........................     52      Vice President, Treasurer and Director

Thomas W. Blank........................     52      Executive Vice President and General Counsel

Richard C. Fox.........................     54      Director

Alan S. Lockwood.......................     48      Director and Secretary

Ted Filer..............................     36      Director

    All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

    Messrs. Wilson, Fox, Peek, Filer and Lockwood are each nominees for the position of director of the Company to be voted upon at the 2001 Annual Meeting. For a brief description of their respective business experience during the past five years please refer to that portion of this Proxy Statement entitled "Election of Directors." A brief description of the business experience of Mr. Sahs and Mr. Blank is presented here.

BRUCE A. SAHS
SENIOR VICE PRESIDENT

    Mr. Sahs is currently serving as the Company's Executive Vice President and Chief Operating Officer and has held various other capacities throughout his tenure, commencing in June 1986. Prior to joining the Company, Mr. Sahs, as a CPA, specialized in hotel and restaurant auditing controls and management services. Mr. Sahs received his degree from the Rochester Institute of Technology and is a Certified Public Accountant, as well as a Certified Hotel Administrator. He is also a member of the New York State Society of Certified Public Accountants.

THOMAS W. BLANK
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

    Thomas W. Blank is an attorney who serves as general counsel to the Company, handling and monitoring its inside and outside legal affairs, as well as assisting with development activities. Mr. Blank has been involved in the hotel business for ten years and joined the Company in 1998. Mr. Blank is a graduate of Hartwick College and received his law degree from Albany Law School, Union University.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Company proposes that a Board of Directors consisting of five
(5) directors be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting of shareholders or until the successor of the director is duly elected and qualified. The number of directors to be elected has been fixed by the Board of Directors pursuant to the Company's By-Laws.

    The Board of Directors recommends the election of the five (5) nominees named below. Messrs. Wilson, Peek, Filer, Fox and Lockwood were elected as directors at the Company's 2000 annual meeting of shareholders. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

    Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted FOR the election of each of the five (5) nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. Directors are elected by a plurality of votes cast. What follows is certain information relating to each of the nominees for director:

    E. ANTHONY WILSON, age 56, serves as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Wilson was a co-founder of the Company, has served as its Chairman of the Board since its inception, and as Chief Executive Officer since January 1993. In 1984 he co-founded Hudson Hotels Corp. which was acquired by the Company in June 1992. He has over 25 years experience in the hospitality and real estate industries as a developer, owner and manager. As general partner of Wilson Enterprises, L.P., a real estate development firm in Rochester, New York, he has developed a significant amount of office, warehouse, apartments and related facilities. Mr. Wilson is an alumnus of the School of Business at Indiana University. He has served as the Chairperson of the Strong Memorial Hospital Children's Fund, and has been a Director of Erdle Perforating Corp., and the Rochester Family of Mutual Funds.

    RICHARD C. FOX, age 54, currently owns and operates 92 Wendy's restaurants and has been a franchisee of Wendy's for 25 years. Mr. Fox's restaurants are located principally in Rochester, New York, Ft. Wayne and South Bend, Indiana, Erie, Pennsylvania, Cleveland, Ohio and Buffalo, New York. Mr. Fox is originally from the Cleveland, Ohio area, is a graduate of Kenyon College and received his MBA from Harvard Business School in 1971. After graduating from Harvard,
Mr. Fox worked with Price Waterhouse Co. In 1974, he moved to Columbus, Ohio to become the Financial Vice President of Wendy's International, Inc. He left Wendy's International, Inc. to become a Wendy's franchise in 1976. Mr. Fox is a member of the Board of Trustees of the Norman Howard School, the McQuaid Jesuit High School, Genesee Country Museum and is a member of the Board of Directors of Vehicare Corp.

    RALPH L. PEEK, age 52, has been involved with the Company and has served as a Director since its inception in 1987. As of December 31, 1996, Mr. Peek was named Vice President and Treasurer of the Company. Mr. Peek is licensed as a CPA in New York State and is a graduate of the Rochester Institute of Technology.

    ALAN S. LOCKWOOD, age 48, is a partner in the law firm of Boylan, Brown, Code, Vigdor & Wilson, LLP of Rochester, New York, which firm is general counsel to the Company. Mr. Lockwood specializes in corporate finance and has been affiliated with Boylan, Brown since 1978. He is a graduate of Cornell University School of Arts and Sciences and Cornell Law School. Mr. Lockwood has served as Secretary of the Company since its inception.

    TED FILER, age 36, is co-founder of Central Auto Auctions, Inc. Over the past 10 years, Central Auto Exchange has successfully auctioned over 20,000 vehicles a year through its dealer-only auctions. As an owner and former general manager, Mr. Filer has been instrumental in positioning Central Auto Exchange as the regional leader in automobile remarketing in Western New York. For the past 5 years, Mr. Filer has been the co-founder, CEO and director of Origin Communications Inc. Under Mr. Filer's direction, Origin has grown to nearly
$20 million in annual revenue. Origin is a fully integrated service bureau, providing customer service support, sales/billing support, and electronic voice messaging services.

    None of the Company's directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended. There is no family relationship among any members of the Board of Directors or the executive officers or significant employees of the Company. The Board of Directors met five times during the year ended
December 31, 2000. Each Director attended all of the meetings held by the Board of Directors and the Committees on which the Director served.

    At the present time the Company has no Nominating Committee. The Board has a Compensation Committee whose members in 2000 were Mr. Fox and Mr. Lockwood, and an Audit Committee whose members in 2000 were Mr. Fox, Mr. Filer and
Mr. Lockwood. The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. The Compensation Committee establishes the compensation of the Chief Executive Officer of the Company, reviews the recommendations of management regarding the compensation of other executive officers and administers the Company's Stock Option Plans. All directors and executive officers are elected to serve as directors and executive officers until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

    There are no arrangements or understandings between any director or executive officer and any other persons pursuant to which any such directors or executive officers was or is to be selected as a director or nominee for director.

    In September 1993, the Company adopted the 1993 Director Stock Option Plan. The 1993 Director Stock Option Plan originally authorized the issuance of options to purchase up to 135,000 shares of Common Stock by Directors pursuant to the formula set forth in the plan; on June 11, 1998, the Shareholders authorized the issuance of an additional 81,000 shares pursuant thereto. On September 14, 2000, the Shareholders authorized additional amendments to the Plan. Following the Company's reverse split, there are 72,000 shares reserved for issuance under the Director Plan. Pursuant to the 1993 Director Stock Option Plan, each non-employee director is granted options to purchase 15,000 shares of the Company's stock, at the closing price on the date of grant, vesting over five years. Options to purchase 54,000 under the 1993 Director Stock Option Plan were outstanding as of December 31, 2000; none of these options have been exercised.

    DIRECTORS' AND OFFICERS' LIABILITY INSURANCE POLICY. The Company has an insurance policy for $2,000,000 effective until October 31, 2001, which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by Royal Indemnity Company at a premium of $38,000 per year.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely upon its review for Forms 3 and 4 year ended December 31, 2000 and in reliance upon written representations regarding the necessity to file Form 5, and except as previously reported, the Company has determined that, to the best of its knowledge, no officer, director or shareholder required to file such form has failed to do so timely.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation for fiscal 2000, 1999 and 1998 to the Company's Chief Executive Officer, officers who earned in excess of $100,000 and to all executive officers as a group.

                           SUMMARY COMPENSATION TABLE

                                                                                                  RESTRICTED
NAME OF INDIVIDUAL OR GROUP AND PRINCIPAL                                                        STOCK AWARDS
                POSITION                     YEAR     CASH COMPENSATION (A)   OPTIONS/SARS (#)       ($)
-----------------------------------------  --------   ---------------------   ----------------   ------------
E. Anthony Wilson, CEO..................     2000           $  308,220             216,667                0
                                             1999              431,327                   0                0
                                             1998              300,146             166,667                0
Michael T. George.......................     2000           $  254,953                   0          $15,313
                                             1999           $  332,083                   0                0
                                             1998              124,819             166,667           20,000
John M. Sabin...........................     2000           $  156,923                   0                0
                                             1999              254,299                   0          $19,688
                                             1998              169,704             166,667           20,000
Ralph L. Peek...........................     2000           $  114,009              33,334                0
                                             1999              111,903                   0                0
                                             1998               89,668                   0                0
Bruce A. Sahs...........................     2000           $  113,330              50,000                0
                                             1999               97,227                   0                0
                                             1998              142,572                   0                0
All Executive Officers as a Group (6 in      2000           $1,046,388             333,001                0
  2000; 6 in 1999; 6 in 1998)...........     1999            1,328,491                   0          $19,688
                                             1998              909,960           1,510,000           40,000

------------------------

Note: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, any of the named Executives required to be reported in the table during fiscal 2000, 1999 and 1998.

(a) In addition, the Company in 2000 provided Messrs. Wilson, Peek and Sahs with an automobile. Other than the cash compensation set forth in the table, none of the Executive Officers individually, nor the Executive Officers as a group, received non-cash benefits having a value exceeding $50,000, or 10% of their cash compensation.

(b) In 1999, the Company issued to Mr. Sabin 25,000 shares of common stock in connection with the termination of Mr. Sabin's employment agreement.

(c) In 2000, the Company issued to Mr. George 8,333 shares of common stock in connection with the termination of Mr. George's employment contract.

(d) The shares of common stock and options for the year 2000 have been adjusted to reflect a one for three reverse split that was effective 9/14/00.

(e) Options granted to Messrs. George and Sabin expired with the termination of their employment contract.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                          2000 YEAR-END OPTION VALUES

                                                                                       (1)
                                                                                     VALUE OF
                                                                   NUMBER OF       UNEXERCISED
                                                                  UNEXERCISED      IN-THE-MONEY
                                                                  OPTIONS/SARS     OPTIONS/SARS
                                         SHARES        VALUE     AT FY-END (#)      AT FY END
                                        ACQUIRED     REALIZED     EXERCISABLE      EXERCISABLE
NAME                                  ON EXERCISE        $       UNEXERCISABLE    UNEXERCISABLE
----                                  ------------   ---------   --------------   --------------
E. Anthony Wilson...................       0             0         216,667/0           0/0

Ralph L. Peek.......................       0             0          42,334/0           0/0

Bruce A. Sahs.......................       0             0          51,667/0           0/0

------------------------

(1) Based upon a stock price of $0.63, the closing price on April 12, 2001.

                             EMPLOYMENT AGREEMENTS

    E. Anthony Wilson, Chairman, President and Chief Executive Officer, entered into an Employment Agreement with the Company effective May 1, 1998. As of October 1, 2000, Mr. Wilson agreed to the termination of his Employment Agreement and voluntarily reduced his salary to $120,000 per year. The Company agreed to lend Mr. Wilson up to $25,000 per month for three years, with a maximum annual commitment of $240,000, and a maximum total commitment of $720,000. At the end of three years (September 30, 2003), the loan terms out over ten years with interest at 8% per annum.

    Mr. Wilson also surrendered warrants to purchase an aggregate of 70,625 shares of company common stock at prices ranging from $9.00 to $19.80 per share.

    The Company now has no employment agreements with any of its employees.

                          CORPORATE PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1995 through December 31, 2000, with the Russell 2000 Index and a peer group consisting of public hotel companies. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1995 in each of the Company's Common Shares, the Russell 2000 Index and the peer group and that all the dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                           DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
HUDSON HOTELS CORPORATION     100   58.02   40.74   13.89     6.8   13.58
RUSSELL 2000                  100  116.49  142.55  138.92  168.45  163.36
PEER GROUP                    100  148.65   98.39   43.89   40.13   47.24

* $100 Invested on 12/31/95 in stock or index including reinvestment of dividends. Fiscal year ended December 31.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. Fox and Lockwood), approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

    The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company;
(iv) to align executive compensation with growth in shareholder value; and
(v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

    To maintain a competitive level of compensation, the Company and the Committee utilized the services of an independent compensation consultant during 1998 to analyze compensation data for comparable companies in the hotel business and to recommend plan designs and guidelines and compensation strategies.

    The Company's compensation program for executive officers consists of the following key elements: base salary, annual cash incentives and equity-based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

    BASE SALARY: Mr. Wilson's base salary is established by the Board. Base salaries and increases for other executive officers are determined by the Chief Executive Officer within the guidelines established by the Committee and are based upon the officer's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base salaries are designed to be competitive, as compared to salary levels for equivalent executive positions in comparable companies and are normally reviewed annually.

    ANNUAL INCENTIVE: A substantial portion of each executive officer's compensation is intended to be variable and tied to Company performance. As the Company has not been profitable in the recent past, this element of compensation has not played a role in total executive compensation for several years. As the Company returns to profitability, the Compensation Committee intends that annual bonuses tied to Company performance will be a significant portion of executive compensation.

    EQUITY-BASED INCENTIVES: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

    CEO COMPENSATION

    An employment agreement was entered into with Mr. Wilson effective May 1, 1998, which established Mr. Wilson's base salary at $360,000. Effective
October 1, 2000, Mr. Wilson terminated his employment agreement and voluntarily reduced his annual salary to $120,000. The Company agreed to lend Mr. Wilson up to $25,000 per month for three years, with a maximum annual commitment of $240,000, and a maximum total commitment of $720,000. At the end of three years (September 30, 2003), the loan terms out over ten years with interest at 8% per annum.

    TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance-based compensation". The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Committee believes that all of the Company's 2000 compensation expense will be deductible for federal income tax purposes.

    Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 2001.

    REPORT ON REPRICING OF OPTIONS

    In May 2000, the Company issued options to purchase a total of 1,097,000 shares at an exercise price of $ 0.75 per share, which was the closing price on the day before the date of the grant. Following the Company's 1-for-3 reverse split, these became options to purchase 365,667 shares at $2.25 per share. These options were issued to both executive officers and other employees; a total of 300,000 (split-adjusted) options were issued to executive officers.

    In late 2000, the Company approached all of its employees, including executive officers, and asked them to surrender all outstanding options which predated the May 2000 grant. This was done to improve the Company's capital structure and to enhance its flexibility in the future. Although under no compulsion to do so, all of the employees so approached agreed to surrender their old options, effective November 30, 2000. This totaled 229,434 shares at exercise prices ranging form $6.00 to $22.13 per share.

    The Compensation Committee and the Company do not consider this to have been a repricing, because the May 2000 grant was not linked in any way to the November 2000 surrender. Nevertheless, the effect of that sequence of events is disclosed here.

                         10-YEAR OPTION/SAR REPRICINGS

                                             NUMBER OF         MARKET                                          LENGTH OF
                                            SECURITIES     PRICE OF STOCK                                       ORIGINAL
                                            UNDERLYING       AT TIME OF         EXERCISE                      OPTION TERM
                                             OPTIONS/        REPRICING          PRICE AT                       REMAINING
                                           SARS REPRICED         OR         TIME OF REPRICING       NEW        AT DATE OF
                                            OR AMENDED       AMENDMENT        OR AMENDMENT       EXERCISE     REPRICING OR
          NAME(A)              DATE(B)        (#)(C)           ($)(D)            ($)(E)         PRICE($)(F)   AMENDMENT(F)
---------------------------  -----------   -------------   --------------   -----------------   -----------   ------------
E. Anthony Wilson..........  May 3, 2000      150,000          $2.25          $7.50-$22.13         $2.25      4-8 yrs.
Bruce A. Sahs..............  May 3, 2000       50,000          $2.25          $6.00-$22.13         $2.25      1-7 yrs.
Ralph L. Peek..............  May 3, 2000        3,333          $2.25          $      18.00         $2.25      7 yrs.

                                          Compensation Committee
                                          Richard C. Fox
                                          Alan S. Lockwood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee consist of Messrs. Fox and Lockwood. Each member is a non-employee director and does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is comprised of three independent directors, and is governed by a written charter adopted and approved by the Board. Each of the members of the Audit Committee is independent as defined by the Company policy and the National Association of Securities Dealers, Inc. ("NASD") listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

    Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board the selection of the Company's independent auditors.

    The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K. In order to fulfill its responsibilities, the Audit Committee
(a) discussed with Bonadio & Co., LLP ("Bonadio"), the Company's independent auditors for 2000, the overall scope and plans for its audit, (b) reviewed and discussed with management and Bonadio the Company's audited consolidated financial statements for 2000, (c) discussed with Bonadio their judgments as to the quality and acceptability of the Company's accounting principles as applied in its financial reporting and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and (d) received and reviewed the written disclosures and the letter from Bonadio required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Bonadio their independence.

    Based upon the discussions with Bonadio concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K for the year ended December 31, 2000 include these financial statements.

                                          Audit Committee:
                                          Richard C. Fox
                                          Ted Filer
                                          Alan S. Lockwood

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

    The Board of Directors, upon the recommendation of the Audit Committee, has designated Bonadio & Co., LLP to serve as the Company's principal accountants to audit the Company's financial statements for the year ending December 31, 2001.

    For the year ended December 31, 1999, PricwaterhouseCoopers, LLP served as the Company's independent public accountants. PricewaterhouseCoopers, LLP declined to stand for re-election effective April 28, 2000.

    The report of PricewaterhouseCoopers, LLP on the financial statements for the year ended December 31, 1999 originally contained a disclaimer of opinion due to a condition of default in the Company's debt. The default condition was resolved on April 14, 2000 and a Form 10K/A was filed on April 25, 2000 in which the report of PricewaterhouseCoopers, LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

    In connection with its audits for the two most recent fiscal years and through April 28, 2000, there have been no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

    The Registrant has requested that PricewaterhouseCoopers, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 4, 2000, was filed with the SEC.

    Bonadio & Co., LLP was engaged by the Company to serve as the Company's principal accountants to audit its financial statements commencing May 3, 2000. In connection with the change of accountants, the Company did not consult with the new accountants regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or
(2) any disagreements with the Company's prior accountants. However, in connection with its purchase of the Company's mezzanine debt, RHD Capital Ventures LLC did engage Bonadio & Co., LLP to perform certain financial due diligence on the Company in January and February 2000.

    The decision to engage Bonadio & Co., LLP was approved by the Audit Committee of the Board of Directors and by the full Board.

    Approval of the auditors requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes are not considered votes cast. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the appointment of Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 2001. If the shareholders do not appoint Bonadio & Co., LLP, the selection of independent public account will be made by the Board of Directors, and Bonadio & Co., LLP may at that time be considered for such appointment.

    A representative of Bonadio & Co., LLP is expected to be present at the Annual Meeting. This representative will be given an opportunity to make a statement if that person so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

    Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 2002 Annual Meeting of Shareholders, such proposal must be received by the Company no later than February 1, 2002.

    THE FINANCIAL STATEMENTS OF THE COMPANY AS THEY APPEARED IN THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K/A FOR YEAR ENDED DECEMBER 31, 2000, TOGETHER WITH THE AUDITORS' REPORT, IS INCLUDED WITH THIS PROXY. A COMPLETE COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HUDSON HOTELS CORPORATION, 300 BAUSCH & LOMB PLACE, ROCHESTER, NEW YORK 14604, ATTENTION: CORPORATE SECRETARY.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Alan S. Lockwood
                                          Secretary

Dated: April 27, 2001
Rochester, New York

                                   APPENDIX A
                           HUDSON HOTELS CORPORATION
                            AUDIT COMMITTEE CHARTER
                                  ORGANIZATION

    There shall be a committee of the board of directors to be known as the audit committee which shall hold at least three meetings each year. The audit committee shall be composed of not less than two directors, all of whom shall be independent of the management of the corporation (as defined by the rules of NASDAQ) and free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members. Members of the audit committee shall be appointed annually by the board of directors at its annual meeting following the annual meeting of the shareholders of the corporation.

STATEMENT OF POLICY

    The role of audit committee shall be that of oversight of the Company's financial functions, policies and procedures. It shall provide assistance to the board in fulfilling its responsibility to the shareholders and the investment community regarding internal controls, corporate accounting, reporting practices and the quality and integrity of the corporation's financial reports. In so doing, the audit committee shall maintain free and open means of communication among the directors, the independent auditors, the internal auditors (if any) and the financial management of the corporation. Accordingly, the independent auditors and internal auditors (if any) should promptly consult with the chairman of the committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the corporation or which involves any illegal or improper act (unless clearly inconsequential) or conflict of interest or self dealing on the part of senior management of the corporation.

                         RESPONSIBILITIES AND AUTHORITY

    In carrying out these responsibilities, the audit committee will:

    - Evaluate the qualifications and fees of the independent audit firm recommended by management and recommend to the board of directors the firm to be selected to audit the financial statements of the corporation and its subsidiaries. This recommendation shall be based on the committee's assessment of the overall plan of audit, adequacy of scope, reasonableness of fees, quality of prior performance, composition of the audit team and the independence of the public accountants. The engagement of the independent audit firm shall be determined annually by the board of directors which, as the shareholders' representative, shall be the independent audit firm's client; the board of directors may present the selection of auditors to the shareholders for confirmation at the Company's annual meeting.

    - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and any other services to be performed for the current year, the procedures to be utilized and the budgeted cost of such audit or other services. At the conclusion of the audit, the audit committee shall review the results of such audit, including the auditor's management letters and any comments or recommendations of the independent auditors.

    - Review prospective changes in financial accounting standards and their impact on the Company's accounting methods and financial reporting.

    - Review with the independent auditors, the company's internal auditor (if any) and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of the internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper, to assure that timely and appropriate remedial actions are taken with respect to such matters.

    - Review with management and the independent auditors, prior to their publication, the financial statements contained in the annual report to shareholders to determine that the independent auditors are satisfied with the appropriateness, as well as the acceptability, of the disclosure, content and clarity of the financial statements to be presented to the shareholders. The committee shall solicit the independent auditor's views about how the corporation's choice of accounting principles and disclosure practices may affect the shareholders' and the public's attitudes about the corporation. The independent auditor should review with the committee the independent auditor's reasoning and qualitative judgment in
      (a) accepting or questioning significant estimates made by management,
      (b) determining the appropriateness, not merely the acceptability, of the accounting principles and disclosure practices adopted by management,
      (c) assessing the aggressiveness or conservatism of such principles and whether they are common practices or minority practices and
      (d) determining the appropriateness of changes in accounting principles and disclosure practices.

    - Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

    - Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review.

    - Review management's policy statements and procedures to monitor compliance with the Company's code of conduct, its conflict of interest policy and its policy concerning trading in the company's securities and any reports received thereunder or events of noncompliance.

    - Review the internal audit function of the corporation (if any) including the independence and authority of the internal auditor, the proposed internal audit plans for the coming year and the coordination of the internal audit plans with the independent auditors, in order to maintain the optimal balance between internal and independent auditing resources. The director of internal audit shall have free access to the chairman of the audit committee, to refer any matters or seek guidance on any matters, which the director of internal audit deems desirable. The executive officer of the corporation to whom the director of internal audit reports shall consult with the chairman of the audit committee concerning the appointment or termination of any person as director of internal audit, and provide the chairman of the audit committee with the opportunity to interview candidates for the position of director of internal audit, in the event a vacancy exists in such office.

    - Receive prior to each meeting, a summary of findings from completed internal audits (if any) and a progress report on the approved internal audit plan, with explanations for any deviations from the original plan.

    - Provide sufficient opportunity for the internal auditor (if any) and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the auditors received during the course of the audit.

    - Review annually and assess the adequacy of the committee's own charter.

    - Review senior level accounting, auditing and financial personnel performance and succession planning.

    - Review litigation, regulatory issues and contingent liabilities of the corporation, including any reports thereon received from the Company's counsel.

    - Submit the minutes of all meetings of the audit committee to the board of directors.

    - Report to the board of directors at least annually concerning the corporation's accounting records and internal controls, the results of the annual audit, any material issues raised by the internal audit reports, overall compliance with policies and procedures (including any material events of noncompliance) and senior level accounting, auditing and financial personnel performance and succession planning.

    In fulfilling these responsibilities, the audit committee shall have full and unrestricted access to all of the corporation's records and personnel.

                                     PROXY
                           HUDSON HOTELS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints E. Anthony Wilson, Ralph L. Peek, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of HUDSON HOTELS CORPORATION (the "Company") to be held on June 14, 2001 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. If no direction is made, shares will be voted FOR the election of directors named in the proxy and FOR Proposals 2 and 3.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
     USING DARK INK ONLY.                           THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.

1.  ELECTION OF DIRECTORS            / /  FOR           / /  WITHHELD

Nominees:   E. Anthony Wilson, Ralph L. Peek, Richard C. Fox, Ted Filer, Alan S.
                                    Lockwood

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2.  PROPOSAL #2 To consider and act upon a proposal to appoint Bonadio & Co. LLP as the Company's Independent public accountants for the year ending December 31,
                2001.       / /  FOR       / /  AGAINST       / /  ABSTAIN

3.  PROPOSAL #3 To transact such other business as may properly come before the meeting or any adjournment or adjournments
                thereof.      / /  FOR      / /  AGAINST      / /  ABSTAIN

                            ____________________________________________________
                                                SIGNATURE(S)
                            DATE: ______________________________________________

                            NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give the full title as such.
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.